UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

Cooper Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Delaware	001-04329	34-4297750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 423-1321

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced sale of Cooper Tire & Rubber Company, a Delaware corporation (“Cooper Tire” or the “Company”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 22, 2021 (the “Merger Agreement”), by and among the Company, The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear”), and Vulcan Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Goodyear (“Merger Sub”), on June 7, 2021 (the “Closing Date”), Merger Sub merged with and into Cooper Tire, with Cooper Tire surviving the merger and becoming a wholly owned subsidiary of Goodyear (the “Merger”). As a result of the Merger, Cooper Tire, along with its subsidiaries, became subsidiaries of Goodyear.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, on the Closing Date, the Company terminated the Credit Agreement, dated as of May 27, 2015 (as amended, the “Credit Agreement”), among the Company, the foreign subsidiary borrowers party thereto from time to time, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Agreement. Early termination of the Credit Agreement did not require payment of any early termination penalties.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, the parties completed the Merger. Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Cooper Tire, with par value of $1.00 per share (“Cooper Tire Common Stock”), issued and outstanding immediately prior to the Effective Time (other than Cooper Tire Common Stock (x) held in the treasury of Cooper Tire, (y) owned by Goodyear, Merger Sub, Cooper Tire or any of their respective direct or indirect wholly owned subsidiaries or (z) held by stockholders who have properly exercised their appraisal rights under Delaware law and Cooper Tire stock options, performance share units and restricted share units) was converted into the right to receive (i) $41.75 in cash, without interest, and (ii) 0.907 of a share of validly issued, fully paid and non-assessable common stock of Goodyear, without par value (“Goodyear Common Stock”), as well as cash in lieu of any fractional shares of Goodyear Common Stock (collectively, the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding and unexercised option to purchase shares of Cooper Tire Common Stock (“Cooper Tire Stock Option”), whether vested or unvested, was converted into the right to receive an amount of cash equal to the product of (i) the total number of shares of Cooper Tire Common Stock subject to such Cooper Tire Stock Option and (ii) the excess, if any, of (A) the sum of (1) $41.75 plus (2) the product obtained by multiplying 0.907 by the Parent Closing Price (defined below) (the sum of (1) and (2), the “Per Share Cash Equivalent”) over (B) the applicable exercise price per share of Cooper Tire Common Stock set forth in such Cooper Tire Stock Option, less any required withholding taxes.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding Cooper Tire performance stock unit that has been notionally earned for measurement periods completed prior to the Effective Time but not yet settled was converted into the right to receive the Merger Consideration, less any required withholding taxes, in respect of the number of shares of Cooper Tire Common Stock determined based on actual achievement of the applicable performance goals for such measurement periods.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding non-earned Cooper Tire performance stock unit for a measurement period that had begun and was not complete as of the Effective Time was converted into the right to receive the Merger Consideration, less any required withholding taxes, in respect of the number of shares of Cooper Tire Common Stock determined as if the applicable performance goals had been achieved for such measurement period at the target level of performance, prorated for the number of days between the commencement of the applicable measurement period and the Effective Time as compared to the number of days in the entire measurement period.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding Cooper Tire restricted stock unit was converted into the right to receive the Merger Consideration, less any required withholding taxes, in respect of the total number of shares of Cooper Tire Common Stock underlying such stock unit award.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding Cooper Tire performance cash unit that has been notionally earned for measurement periods completed prior to the Effective Time but not yet settled was converted into the right to receive an amount in cash, less any required withholding taxes, equal to the product of (i) the number of Cooper Tire performance cash units determined based on actual achievement of the applicable performance goals for such measurement periods and (ii) $1.00.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding non-earned Cooper Tire performance cash unit for a measurement period that had begun and was not complete as of the Effective Time was converted into the right to receive an amount in cash, less any required withholding taxes, equal to the product of (i) the number of Cooper Tire performance cash units determined as if the applicable performance goals had been achieved for such measurement period at the target level of performance, prorated for the number of days between the commencement of the applicable measurement period and the Effective Time as compared to the number of days in the entire measurement period, and (ii) $1.00.

Pursuant to the Merger Agreement, as of the Effective Time, all account balances, whether or not vested, that provide for the deferral of compensation and represent amounts notionally invested in a number of shares of Cooper Tire Common Stock or otherwise provide for distributions or benefits that are calculated based on the value of a share of Cooper Tire Common Stock were converted into a right to have allocated to the holder’s account under such deferred compensation plan an amount denominated in cash equal to the product of (i) the number of shares of Cooper Tire Common Stock deemed invested under or otherwise referenced by such account as of the Effective Time and (ii) the Per Share Cash Equivalent.

For purposes of converting the Cooper Tire equity awards, the “Parent Closing Price” means the volume weighted average price per share of Goodyear Common Stock for the 10 consecutive trading days ending two trading days prior to the Closing Date as reported by Bloomberg, L.P.

Following the signing of the Merger Agreement, Cooper Tire funded approximately $59 million in cash into a rabbi trust for the benefit of the directors, executive officers and certain other employees of Cooper Tire pursuant to pre-existing contractual commitments. In connection with the Closing, Cooper Tire funded an additional approximately $4.1 million in cash into such rabbi trust for the benefit of such individuals. The funds contributed to the rabbi trust will be used to satisfy such contractual commitments upon or following the Closing Date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Cooper Tire’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2021, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated and requested that the trading of Cooper Tire Common Stock on NYSE be suspended prior to market open on June 7, 2021 and that the listing of Cooper Tire Common Stock on NYSE be withdrawn. In addition, the Company requested that NYSE file with the SEC a notification on Form 25 to report the delisting of Cooper Tire Common Stock from NYSE and to deregister Cooper Tire Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Merger, as of the Effective Time, a change in control of the Company occurred, and the Company became a direct, wholly owned subsidiary of Goodyear.

The information set forth in the Introductory Note, Item 2.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, each of Steven M. Chapman, Susan F. Davis, Kathryn P. Dickson, John J. Holland, Bradley E. Hughes, Tyrone M. Jordan, Tracey I. Joubert, Gary S. Michel and Brian C. Walker ceased to be directors of the Company.

Additionally, and pursuant to the Merger Agreement, as of the Effective Time, Stephen R. McClellan, Darren R. Wells and Christina L. Zamarro, who were the directors of Merger Sub immediately prior to the consummation of the Merger, became the directors of the Company, as the surviving corporation.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s Restated Certificate of Incorporation (as amended as of May 4, 2010) and Bylaws (as amended as of February 21, 2021) were amended and restated in their entirety. Copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2021, by and among Cooper Tire & Rubber Company, The Goodyear Tire & Rubber Company, and Vulcan Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of Cooper Tire’s Current Report on Form 8-K filed with the SEC on February 24, 2021).

3.1	Amended and Restated Certificate of Incorporation of the Company, as amended and restated as of June 7, 2021.

3.2	Amended and Restated Bylaws of the Company, as amended and restated as of June 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

Date: June 7, 2021	By:	/s/ Jack Jay McCracken
Jack Jay McCracken
Vice President, Assistant General Counsel & Assistant Secretary